                                                                    Exhibit 10.2

                                STATE OF NEW YORK
                       NEW YORK STATE DEPARTMENT OF LABOR
                               AMENDMENT NO. 6 TO
                       COMPTROLLER'S CONTRACT NO. C000857
                  WITH CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.

         THIS AGREEMENT is made this 24TH DAY OF SEPTEMBER, 2003 by and between the People of the State of New York, acting by and through Linda Angello, the Commissioner of Labor, whose office is at the 5th Floor of Building 12, Governor
W. Averell Harriman State Office Building Campus, Albany, New York 12240 (hereinafter referred to as "Labor" or "State") and ClearBlue Technologies Management, Inc., a corporation authorized to do business in the State of New York, with an office at 224 Harrison Street, Syracuse, N.Y. 13202 (hereinafter referred to as "ClearBlue" or "Contractor").

                              W I T N E S S E T H:

         WHEREAS, the parties entered into Comptroller's Contract No. C000857 (hereinafter "Contract") approved by the State Comptroller on November 30, 2000, for the provision of Software development and maintenance, Web Hosting and Help Desk services (hereinafter "Software Services"); and

         WHEREAS, the Contract provided for expenditures of up to Eighty Two Million Dollars ($82,000,000.00) during the 5 year term of the Agreement (hereinafter "Contract Total"), subject to the periodic extension of funding from the United States Department of Labor; and

         WHEREAS, the Contract made available Nineteen Million Dollars ($19,000,000.00) for expenditure through June 14, 2001 (hereinafter "Contract Funding"); and

         WHEREAS, Amendment No. 1 increased the Contract Funding $4,833,407 to provide additional Software Services; and

         WHEREAS, Amendment No. 2 increased the Contract Funding $25,540,000 to provide additional Software Services; and

         WHEREAS, Amendment No. 3 increased the Contract Funding $4,384,994 to provide additional Software Services, increased the hourly billable rates in accordance with the Consumer Price Index for Syracuse, and assigned the Contract from Applied Theory Corporation, Inc. to ClearBlue Technologies Management, Inc.; and

         WHEREAS, Amendment No. 4 increased the Contract Funding $18,952,142 to provide additional Software Services; and

         WHEREAS, Amendment No. 5 increased the Contract Total by $1,006,278.00 from $82,000,000.00 to $83,006,278.00 and the Contract Funding by $1,006,278.00
from $72,710,543.00 to $73,716,821.00 to permit the Department to provide Software Services on behalf of the Rhode Island Department of Labor and Training; and

         WHEREAS, the parties wish to amend the contract to increase the Contract Funding and Contract Total amounts; to incorporate the requirements of Executive Order 127; and to decrease hourly billable rates.

         WHEREAS, the parties are ready, willing and able to enter into such an amendment (hereinafter "Contract Amendment No. 6").

         NOW THEREFORE, in consideration of the mutual undertakings and covenants herein contained the parties agree as follows:

         1. The Contract Funding is hereby increased to permit the Department to spend an additional $2,399,880.00 for Software Services in accordance with the rates and terms contained in the Contract and the Scope of Services, as set forth in Exhibit A-1 and Exhibit A-2, copies of which are attached hereto and incorporated herein.

         2. The Contract Total is hereby increased by $52,000,000.00 from $83,006,278.00 to $135,006,278.00 to provide Labor with sufficient
                  latitude for meeting projected contract needs up to the expiration of the contract.

         3. The Contract is hereby amended to require Contractor to disclose persons or organizations retained, employed, or designated by or on behalf of the Contractor to attempt to influence the procurement process in accordance with Executive Order 127.

         4. The Contract is hereby amended to require Contractor to complete and execute the Contractor Certification of Compliance with Executive Order 127 form attached hereto. Labor reserves the right to terminate this contract in the event it is found that the certification filed by the Contractor in accordance with New York State Executive Order Number 127, signed by Governor Pataki on June 16, 2003, was intentionally false or intentionally incomplete. Upon such finding, Labor may exercise its termination right by providing written notification to the Contractor in accordance with the written notification terms of the contract.

         5. Pursuant to Article 4, Compensation and Payment Terms of the Contract, the hourly billable rates shall be decreased, in accordance with good faith negotiations conducted with Contractor, as set forth in Exhibit B.

         6. This Agreement shall be deemed executory only to the extent of funding available to the State for the performance of the terms hereof and no liability on account thereof shall be incurred by the State of New York beyond monies available for purpose thereof.

         7. This Agreement shall be governed by the laws of the State of New York.

         8. Appendix A, standard clauses for New York State contracts, attached hereto, is hereby expressly made a part of this Agreement as fully as if set forth at length herein.

         9. In all respects not inconsistent with this Contract Amendment No. 6, the terms of the Contract as originally entered into shall remain in full force and effect and binding upon the parties hereto.

         10. This Contract Amendment No. 6, the Contract and any prior amendments, constitute the entire Agreement between the parties hereto and no statement, promise, condition, understanding, inducement or representation, oral or written, expressed or implied, which is not contained herein shall be binding or valid and this Agreement shall not be changed, modified or altered in any manner except by an instrument in writing executed by both parties hereto.

         11. This Contract Amendment No. 6 shall not be deemed executed, valid or binding unless and until approved in writing by the Attorney General and the State Comptroller.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      CONTRACT NUMBER C000857

                                          Agency Certification

                                          "In addition to the acceptance of this
                                          contract, I also certify that original
                                          copies of this signature page will be
                                          attached to all other exact copies of
                                          this contract."

CLEARBLUE TECHNOLOGIES                    THE PEOPLE OF THE STATE
MANAGEMENT, INC.                          OF NEW YORK

BY: /S/ ARTHUR P. BECKER                  BY: /s/ EDWARD E. SNYDER
    -----------------------------             ---------------------------
    NAME: ARTHUR P. BECKER                    NAME: EDWARD E. SNYDER
    TITLE: CEO AND PRESIDENT                  TITLE: ASSOCIATE ACCOUNTANT
    FEDERAL I.D. NO.:

APPROVED AS TO FORM                                  APPROVED
ELIOT SPITZER                                        ALAN G. HEVESI
ATTORNEY GENERAL                                     STATE COMPTROLLER

                                   EXHIBIT A-1

                                STATEMENT OF WORK

The purposes of this grant are to obtain through the New York Department of Labor the services, staff, and related non-personal services, such as computer hardware and software, needed to develop and maintain a service for clearing labor between the States, as authorized by the Wagner-Peyser Act, to assist employers in the recruitment of workers, to assist job seekers in finding appropriate employment, and to provide other information and services that improve the efficiency of the labor market. Activities under this grant will be performed by the America's Job Bank Service Center (AJBSC), and will be focused on assisting the Workforce Investment System in providing value to its customers by expanding the resources that the states can bring to the labor market and facilitating greater access to those resources. In furtherance of these objectives, $2,200,000 is requested to provide funding under this grant for the period from July 1, 2002 through September 30, 2003 to enable the AJBSC to develop/integrate the following new functionality/features:

1 Incorporating the "Skills Profiler" (currently available in America's CareerInfoNet) into America's Job Bank's resume builder feature.

2 Integrating the "job profiles" feature developed by the National Federation of the Blind (NFB) for their Jobline product into America's Job Bank. This feature will allow businesses to create and maintain specific questions job seekers must answer to apply for a specific position (in addition to sending their resume).

3 Installing an expert system (that will be chosen in consultation with the AJBSC) into the data processing of the batch jobs coming from the states and PI employers. The expert system will assign an appropriate O*NET code to each job making the coding much more accurate for job matching purposes and associating appropriate labor market information to openings.

4 Upon completion of the first three tasks described above, if any financial resources made available to New York in this modification remain, they shall be used to build any additional functionality approved and prioritized by the AJB Committee (and the Assistant Secretary for ETA) using the change control process established for all of the CareerOneStop products.

America's Job Bank Service Center has been provided with an additional $2,200,000 from the U.S. Department of Labor Employment and Training Administration for use in sustaining contracted development services in support of America's Job Bank. This money will be used for the following tasks as defined in ClearBlue Technologies Management, Inc contract C000857 as follows:

                  Task                                                   Cost

1.       Consulting/Applications Development Services-   AJB         $ 1,700,000

         Requirements and functional specifications, applications development, testing, systems maintenance and enhancements for AJB Version 4.X-9.X with O*Net Integration, AJB Association Version, WINS Version 1.X, OSOS Version 1.X-5.X, and Integration with ACINet and ALX.

2.       Consulting/Systems Integration Services-   AJB              $   500,000

         Analysis, design, development, project coordination and management, including hosting services, for implementation of AJB Version 4.X-9.X and related systems including Association Version, WINS Version 1.X, OSOS Version 1.X-5.X, ACINet, ALX, O*Net, data collection, existing batch conversion, and AJBSC on-line application.

                                                  TOTAL:             $ 2,200,000

                                   EXHIBIT A-2

                                STATEMENT OF WORK

The purposes of this grant are to obtain through the New York Department of Labor the services, staff, and related non-personal services, such as computer hardware and software, needed to develop and maintain the America's One-Stop Operating System, a self-service and mediated case management tool used by One-Stop staff in assisting employers in the recruitment of workers, job seekers in finding appropriate employment, and providing other information and services that improve the efficiency of the labor market. Activities under this grant will be performed by the America's Job Bank Service Center (AJBSC), and will be focused on assisting the implementing Consortium states in providing value to its customers by expanding the resources that the states can bring to the labor market and facilitating greater access to those resources. In furtherance of these objectives, $199,880 is requested to provide funding under this grant for the period from July 1, 2002 through September 30, 2003 to enable the AJBSC to carry out the following activities:


1. Providing implementation and support services for existing Consortium states to bring up the America's One-Stop Operating System (AOSOS) in a state-maintained or hosted environment.

America's Job Bank Service Center has been provided with an additional $199,880 from the U.S. Department of Labor Employment and Training Administration for use in sustaining contracted development services in support of America's One-Stop Operating System. This money will be used for the following tasks as defined in ClearBlue Technologies Management, Inc contract C000857 as follows:

                  Task                                                    Cost

1.       Consulting/Applications Development Services- OSOS            $ 174,880

         Requirements and functional specifications, applications development, testing, systems maintenance and enhancements for AJB Version 4.X-9.X with O*Net Integration, AJB Association Version, WINS Version 1.X, OSOS Version 1.X-5.X, and Integration with ACINet and ALX.

2.       Consulting/Systems Integration Services- OSOS                 $  25,000

         Analysis, design, development, project coordination and management, including hosting services, for implementation of AJB Version 4.X-9.X and related systems including Association Version, WINS Version 1.X, OSOS Version 1.X-5.X, ACINet, ALX, O*Net, data collection, existing batch conversion, and AJBSC on-line application.

                                                TOTAL:                 $ 199,880

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

                       STANDARD CLAUSES FOR NYS CONTRACTS

       The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $15,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law
Section 163.6.a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or
(b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by
Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor

Page 1                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION. (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.

(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with
Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor.
Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.


13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.

Page 2                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law Section 165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in Section 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

       NYS Department of Economic Development
       Division for Small Business
       30 South Pearl St -- 7th Floor
       Albany, New York 12245
       Telephone: 518-292-5220

A directory of certified minority and women-owned business enterprises is available from:

       NYS Department of Economic Development
       Division of Minority and Women's Business Development
       30 South Pearl St -- 2nd Floor
       Albany, New York 12245
       http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b) The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;

(c)The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and

(d) The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), the State shall not purchase any apparel from any vendor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) vendor will supply, with its bid (or, if not a bid situation, prior to or at the time of signing a contract with the State), if known, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the bidder.

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